Exhibit 10.5

NETJETS GLOBAL 6000
N160QS

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) is effective as of the 27th day of August 2014 (“Effective Date”), by and among Liberty Citation, Inc., with an address of 12300 Liberty Boulevard,  Englewood,  Colorado 80112 (“Owner”), Liberty Denver Arena, LLC, with an address of 12300 Liberty Boulevard, Englewood, Colorado 80112 (the “Sublessor”), and Liberty TripAdvisor Holdings, Inc.,  with an address of 12300 Liberty Boulevard,  Englewood,  Colorado 80112 (“Lessee”).

RECITALS

WHEREAS, Owner is the owner of an undivided 18.75% interest in that certain 2012 Bombardier Inc. BD-700-1A10 (Global 6000) aircraft, bearing manufacturer’s serial number 9475 (the “Aircraft”), currently registered with the Federal Aviation Administration (“FAA”) as N160QS;

WHEREAS, Owner has dry leased the Aircraft to Sublessor pursuant to an Aircraft Dry Lease dated November 29, 2012 (the “Dry Lease”); and

WHEREAS, Owner is a party to a NetJets Fractional Program Agreement dated November 29, 2012 (the “Program Agreement”), with NetJets Sales, Inc. (“Sales”), NetJets Aviation, Inc. (“NJA”) and NetJets Services, Inc. (“NJS,” and collectively with NJA and Sales, “NetJets”);

WHEREAS, Owner has assigned Exhibit B (the “Management Terms”) and Exhibit C (the “Exchange Terms”) of the Program Agreement to Sublessor (with the consent of NetJets); and

WHEREAS, Sublessor has signed an “Acknowledgement of Fractional Owner Lessee’s Operational Control Responsibilities” with NetJets and exercises operational control over the Aircraft when Sublessor is operating the Aircraft in accordance with 14 C.F.R. Sections (“FAR”) 91.1003 through 91.1013; and

WHEREAS, pursuant to the Management Terms, the Sublessor (as assignee of Owner) has contracted with NJA to manage the use, maintenance and other matters pertaining to the operation of the Aircraft, including providing a fully qualified flight crew to operate the Aircraft; and

WHEREAS, pursuant to the Exchange Terms, the Sublessor (as assignee of Owner) has contracted with NJS with respect to matters related to the joint ownership and operation of the Aircraft and the inclusion of the Aircraft in the aircraft exchange program operated by NetJets, and the term “Aircraft,” when used in this Agreement, shall include the Aircraft and any other aircraft made available by NetJets to Sublessor (through the Dry Lease with Owner) under the Management Terms and the Exchange Terms; and

WHEREAS, Sublessor desires to lease the Aircraft, including the flight crew provided to Sublessor  pursuant to the Management Terms, to Lessee on a time sharing basis as defined in Section 91.501(c)(1) of the FAR; and

WHEREAS, the use of the Aircraft by Lessee shall at all times be pursuant to and in full compliance with the requirements of FAR Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d).

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Agreement, the parties agree as follows:

1. Sublessor agrees to lease the Aircraft to Lessee on a periodic, non-exclusive basis, and to arrange with NJS through the Management Terms to provide a fully qualified flight crew for all operations of the Aircraft, pursuant and subject to the provisions of FAR Section 91.501(c)(1) and the terms of this Agreement, the Management Terms and the Exchange Terms.  The parties expressly acknowledge and agree that, regardless of any employment, contractual or other relationship of any kind or nature, at all times that the Aircraft is operated under this Agreement, Sublessor, as the party furnishing the Aircraft and flight crew and exercising complete control over all phases of aircraft operation through the Management Terms, shall be deemed to have operational control of the Aircraft as such term is defined in FAR Section 1.1 and 91.1003 through 91.1013.    This Agreement will commence on the Effective Date and continue until the first anniversary of the Effective Date.  Thereafter, this Agreement shall be automatically renewed on a month-to-month basis, unless sooner terminated by either party as hereinafter provided.  Any party may at any time terminate this Agreement (including during the initial term) upon 30 days’ prior written notice to the other parties.

2. Lessee shall pay Sublessor an amount equal to 200% of the actual expenses for fuel for each flight conducted under this Agreement, as permitted by FAR Section 91.501(d) (the “Time Sharing Charge”).  For clarification, in no event shall the Time Sharing Charge paid by Lessee exceed those charges specifically permitted in FAR Section 91.501(d), which are as follows:

(a)Fuel, oil, lubricants, and other additives;

(b)Travel expenses of the crew, including food, lodging and ground transportation;

(c) Hangar and tie down costs away from the Aircraft's base of operation;

(d)Insurance obtained for the specific flight;

(e)Landing fees, airport taxes and similar assessments;

(f)Customs, foreign permit, and similar fees directly related to the flight;

(g)In-flight food and beverages;

(h)Passenger ground transportation;

(i)Flight planning and weather contract services; and

(j)An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.

3. Sublessor will pay (directly or through the Owner) all expenses related to the operation of the Aircraft when incurred, and will bill Lessee on a monthly basis as soon as practicable after the last day of each calendar month for the Time Sharing Charge for any and all flights for the account of Lessee pursuant to this Agreement during the preceding month.  Lessee shall pay Sublessor for all flights for the account of Lessee pursuant to this Agreement within 30 days of receipt of the invoice therefor.  If requested by Lessee, Sublessor will provide Lessee with a detailed accounting of the expenses composing the Time Sharing Charge for each flight for the account of Lessee pursuant to this Agreement.  Without limiting the foregoing, amounts payable by Lessee to Sublessor under this Agreement may include any federal excise tax that may be imposed under Internal Revenue Code Section 4261 or any similar excise taxes, if any.

4. Lessee will provide Sublessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least 24 hours in advance of Lessee’s planned departure unless  Sublessor agrees otherwise.  Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties.  In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Sublessor or the flight crew:

(a)	proposed departure point;
(b)	destinations;
(c)	date and time of flight;
(d)	the number of anticipated passengers;
(e)	the identity of each anticipated passenger;
(f)	the nature and extent of luggage and/or cargo to be carried;
(g)	the date and time of return flight, if any; and
(h)	any other information concerning the proposed flight that may be pertinent or required by the Sublessor or the flight crew.

5. Sublessor shall have sole and exclusive authority over the scheduling of the Aircraft, including any limitations on the number of passengers on any flight; provided, however, that Sublessor will use commercially reasonable efforts to accommodate Lessee’s needs and to avoid conflicts in scheduling between  Sublessor and Lessee.

6. As between Sublessor and Lessee,  Sublessor shall be solely responsible for causing NetJets to secure maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft.  No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command.  The pilot in command shall have final and complete authority to cancel any flight for any reason or condition that in his judgment would compromise the safety of the flight.

7. In accordance with applicable FARs, the qualified flight crew provided pursuant to this Agreement will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder.  Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety.  No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person.  The parties further agree that neither Owner nor the Sublessor shall be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by NetJets, government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God or any other event or circumstance beyond the reasonable control of Owner or the Sublessor.

8. At all times during the term of this Agreement, Owner or the Sublessor shall cause to be carried and maintained through NetJets, at the cost and expense of Owner or Sublessor, physical damage insurance with respect to the Aircraft, third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance in such amounts and on such terms and conditions as Owner or the Sublessor shall determine in its sole discretion in amounts no less than those required under the Program Agreement.  Owner or the Sublessor shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

9. (a)Except for the gross negligence or willful misconduct of Owner or Sublessor, Lessee agrees that the proceeds of insurance will be Lessee’s sole recourse against Owner and the Sublessor with respect to any claims that Lessee may have under this Agreement.

(b)THE PROVISIONS OF THIS SECTION 9 SHALL SURVIVE INDEFINITELY THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

10. Lessee warrants that:

(a) It will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire, for any illegal purpose, or in violation of any insurance policies with respect to the Aircraft;

(b) It will refrain from incurring any mechanics, international interest, prospective international interest or other lien and shall not attempt to convey, mortgage, assign, lease or grant or obtain an international interest or prospective international interest or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien;

(c) It will comply with all applicable laws, governmental and airport orders, rules and regulations, as shall from time-to-time be in effect relating in any way to the operation and use of the Aircraft under this Agreement; and

(d) It will not use the Aircraft in any manner that would result in a violation of any of the requirements of the Management Terms or the Exchange Terms, as the same may be amended and in effect from time-to-time, to the extent notified of such requirements from time-to-time.

11. Lessee shall not assign this Agreement or its interest herein to any other person or entity without the prior written consent of Owner and the Sublessor, which may be granted or denied in their sole discretion.  Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and assigns, and does not confer any rights on any other person.

12. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements between the parties respecting such subject matter.  This Agreement may be amended or supplemented and any provision hereof waived only by a written instrument signed by all parties.  The failure or delay on the part of any party to insist on strict performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall not constitute a waiver of any such provisions, rights or remedies.  This Agreement may be executed in counterparts, which shall, singly or in the aggregate, constitute a fully executed and binding Agreement.  Words of gender used in this Agreement may be read as masculine, feminine or neuter as required by the context.  Words of number may be read as singular or plural, as required by the context.  The word “include” and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.  The word “or” is not exclusive and shall be interpreted as meaning “and/or.”  The words “shall” and “will” are used interchangeably and are intended to have the same meaning.  Where applicable, this Agreement may be referred to as “this Lease.”

13. Except as otherwise set forth in Section 4, all communications and notices  provided for herein shall be in writing and shall become effective when delivered by facsimile transmission or by personal delivery, Federal Express or other overnight courier or four days following deposit in the United States mail, with correct postage for first-class mail prepaid, addressed to the parties at their respective addresses set forth above, or else as otherwise directed by any party from time-to-time in writing.

14. If any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provisions shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.  To the extent permitted by applicable law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.

15. This Agreement is entered into under, and is to be construed in accordance with, the laws of the State of Colorado, without reference to conflicts of laws.

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16. TRUTH IN LEASING STATEMENT UNDER FAR SECTION 91.23

THE AIRCRAFT, A 2012 BOMBARDIER BD-700-1A10 (GLOBAL 6000), MANUFACTURER’S SERIAL NO. 9475, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N160QS, EITHER HAS BEEN DELIVERED FROM ITS MANUFACTURER OR HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 SUBPART K DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE, BASED ON REQUIREMENTS UNDER THE MANAGEMENT TERMS.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 SUBPART K FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE, BASED ON REQUIREMENTS UNDER THE MANAGEMENT TERMS.  DURING THE DURATION OF THIS LEASE, LIBERTY DENVER ARENA, LLC, 12300 LIBERTY BOULEVARD,  ENGLEWOOD,  COLORADO 80112 IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

LIBERTY DENVER ARENA, LLC, LOCATED AT 12300 LIBERTY BOULEVARD, ENGLEWOOD, COLORADO 80112, THROUGH ITS UNDERSIGNED AUTHORIZED SIGNATORY BELOW, CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

OWNER	SUBLESSOR	LESSEE

LIBERTY CITATION, INC.	LIBERTY DENVER ARENA, LLC	LIBERTY TRIPADVISOR HOLDINGS, INC.

By: /s/ Craig Troyer	By: /s/ Craig Troyer	By: /s/ Albert E. Rosenthaler
Name:Craig Troyer	Name:Craig Troyer	Name:Craig Troyer
Title:Vice President	Title:Vice President	Title:Vice President

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING” REQUIREMENTS

1.

Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within 24 hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN:  Technical Section

P.O. Box 25724

Oklahoma City,  Oklahoma    73125

2.	Telephone the nearest Flight Standards District Office at least 48 hours prior to the first flight under this lease.
3.	Carry a copy of the lease in the aircraft at all times.